UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 21, 2007

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31390	06-1195422
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

2400 Xenium Lane North		55441
Plymouth, Minnesota		(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code:  (763) 551-5000

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Entry into Separation Agreement and Release with Matthew Dillon

On August 30, 2007, Matthew Dillon resigned as President and Chief Executive Officer of Christopher & Banks Corporation (the “Company”) effective as of the close of business on August 30, 2007.  Mr. Dillon also resigned as a member of the Board of Directors of the Company and as an officer and director of any affiliates of the Company in which he held such positions.

In connection with Mr. Dillon’s resignation as the Company’s President, Chief Executive Officer and Director, Mr. Dillon executed a Separation Agreement and Release dated September 21, 2007 (the “Separation Agreement”) in order to set forth the specific separation pay and benefits that the Company is providing to Mr. Dillon in exchange for his agreement to the terms and conditions of the Separation Agreement.   The following summary of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the actual Separation Agreement as an Exhibit to this Form 8-K.  Mr. Dillon has certain rights to rescind provisions in the Separation Agreement under federal and Minnesota law through October 6, 2007.

End of Employment.

•                                          Mr. Dillon’s employment with the Company ended effective August 30, 2007.

•                                          Upon Mr. Dillon’s receipt of his final paycheck, which includes payment for services through August 30, 2007, he will have received all wages owed to him by virtue of his employment with the Company or separation thereof.

•                                          Upon his receipt of payment from the Company for his accrued and unused vacation at his regular rate, less applicable deductions and withholdings, Mr. Dillon will have received all vacation benefits owed to him by virtue of his employment with the Company or separation thereof.

•                                          The COBRA period for continuation of Mr. Dillon’s insurance coverage under the Company’s group plans will begin on September 1, 2007.

•                                          Mr. Dillon will have 90 calendar days after August 30, 2007 to exercise his vested stock options.  Mr. Dillon has three separate stock options covering an aggregate of 98,500 shares of the Company’s common stock.  The first option for 40,000 shares is fully vested and its exercise price is $15.74 per share.  The second option for 33,000 shares is vested as to 11,000 of such shares, and its exercise price is $19.45 per share.  The third option for 25,500 shares is not vested and its exercise price is $17.98 per share.

•                                          Pursuant to the terms of the applicable plan documents, all of Mr. Dillon’s unvested stock options and all restricted stock granted by the Company are forfeited, effective as of August 30, 2007.

Separation Pay and Benefits.  The Company agreed to pay Mr. Dillon his ending base salary ($775,000 annualized), less applicable deductions and withholdings, for the period August 31, 2007 through February 28, 2010, which is the same period Mr. Dillon would have been entitled to severance under his Employment Agreement effective as of June 12, 2006.  No payments will be made until March 3, 2008.  Any payments that, but for the immediately preceding sentence, would otherwise have been payable by the Company between August 31, 2007 and February 28, 2008 will be paid by the Company in a lump sum on March 3, 2008.  Thereafter, any remaining separation pay payable to Mr. Dillon for the period March 1, 2008 through February 28, 2010, will be paid to Mr. Dillon on the Company’s regular pay days beginning with the first regularly scheduled payday following March 3, 2008.  If Mr. Dillon secures other employment, self-employment or a consulting position before February 28, 2010, all separation pay payable to Mr. Dillon shall be offset and reduced by any and all compensation Mr. Dillon earns through employment, self-employment or consulting work during the period August 31, 2007 through February 28, 2010.

If Mr. Dillon timely elects COBRA coverage, the Company will pay his COBRA premiums for the period September 1, 2007 through February 28, 2009.  The Company will discontinue payments before February 28, 2009 if, and at such time as, Mr. Dillon is (1) covered or eligible to be covered under the health and/or dental insurance policy of a new employer, or (2) ceases to participate, for whatever reason, in the Company’s group insurance plans.

Release of Claims.  Specifically in consideration of the separation pay and benefits described in the Separation Agreement, to which Mr. Dillon would not otherwise be entitled, by signing the Separation Agreement Mr. Dillon, for himself and anyone who has or obtains legal rights or claims through Mr. Dillon, agrees to release, agrees not to sue, and forever discharges the Company of and from any and all manner of claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney’s fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, he has or might have against the Company, whether known or unknown, in law or equity, contract or tort, arising out of or in connection with his employment with the Company, or the termination of that employment, or otherwise, and however originating or existing, from the beginning of time through the date of Mr. Dillon’s signing of the Separation Agreement.  The release in the Separation Agreement includes, without limiting the generality of the foregoing, any claims Mr. Dillon may have for wages, bonuses, commissions, penalties, deferred compensation, vacation pay, separation benefits, employee benefits, defamation, invasion of privacy, negligence, emotional distress, breach of contract, estoppel, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment).  Mr. Dillon has agreed that, by signing the Separation Agreement, he waives and releases any past, present, or future claim to employment with the Company.

Return of Property.  By signing the Separation Agreement, Mr. Dillon acknowledged and agreed that all documents and materials relating to the business of, or the services provided by, the Company are the sole property of the Company.  By signing the Separation Agreement Mr. Dillon further agreed and represented that he has returned to the Company all of its property, including but not limited to, its laptop, cell phone, all customer records and other documents and materials, whether on computer disc, hard drive or other form, and all copies thereof, within Mr. Dillon’s possession or control, which in any manner relate to the business of, or the duties and services Mr. Dillon performed on behalf of the Company.

Non-Disparagement and Confidentiality.  Pursuant to the terms of the Separation Agreement, Mr. Dillon has promised and agreed not to disparage the Company.  Likewise, the Company’s Board of Directors and those management-level employees of the Company who are aware of the Separation Agreement have promised and agreed not to disparage Mr. Dillon.  Mr. Dillon promised and agreed not to disclose or discuss, directly or indirectly, in any manner whatsoever, any information regarding either (1) the contents and terms of the Separation Agreement, or (2) the substance and/or nature of any dispute between the Company and any employee or former employee, including himself.  Mr. Dillon agreed that the only people with whom he may discuss this confidential information are his legal and financial advisors, his domestic partner, and his immediately family, provided they agree to keep the information confidential, or as otherwise required by law.

Remedies.   If Mr. Dillon or the Company breach any term of the Separation Agreement, the non-breaching party shall be entitled to its available legal and equitable remedies, including but not limited to, in the case of Mr. Dillon’s breach, terminating and recovering any and all payments and benefits made or to be made under the Separation Agreement.  In the event of a lawsuit alleging breach of the Separation Agreement, the prevailing party shall have the right to collect from the non-prevailing party its reasonable attorneys’ fees and costs incurred in connection with bringing or defending such legal or equitable action or otherwise enforcing the terms and conditions of the Separation Agreement.  If the Company or Mr. Dillon seek and/or obtain relief from an alleged breach of the Separation Agreement, all of the provisions of the Separation Agreement shall remain in full force and effect.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		10.1	Separation Agreement and Release with Matthew Dillon dated September 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: September 27, 2007	By:	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President
and Chief Financial Officer

CHRISTOPHER & BANKS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation Agreement and Release with Matthew Dillon dated September 21, 2007.